                                                                    EXHIBIT 10.1

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is made and entered into effective as of the 30th day of November, 1999 (the "Effective Date"), by and among MATRIX SERVICE COMPANY, a Delaware corporation (hereinafter referred to as "Matrix"), MATRIX SERVICE, INC., an Oklahoma corporation (hereinafter to as "MSI"), MIDWEST INDUSTRIAL CONTRACTORS, INC., a Delaware corporation (hereinafter referred to as "MIC"), MATRIX SERVICE MID-CONTINENT, INC., an Oklahoma corporation (hereinafter referred to as "MSM"), SAN LUIS TANK PIPING CONSTRUCTION CO., INC., a Delaware corporation (hereinafter referred to as "SLT"), WEST COAST INDUSTRIAL COATINGS, INC., a California corporation (hereinafter referred to as "WCI"), MATRIX SERVICE, INC. (CANADA), an Ontario corporation (hereinafter referred to as "MSIC"), and BANK ONE, OKLAHOMA, N.A. (hereinafter referred to as the "Bank"). Matrix, MSI, MIC, MSM, SLT, WCI and MSIC are hereinafter collectively referred to as the "Borrowers" and individually as a "Borrower."

                                    RECITALS
                                    --------

     A. The Bank and certain of the Borrowers are parties to that certain Credit Agreement dated August 30, 1994, as amended by that certain First Amendment to Credit Agreement dated June 19, 1997, as amended by that certain Second Amendment to Credit Agreement dated September 15, 1997, as amended by that certain Third Amendment to Credit Agreement dated as of March 1, 1998, as amended by that certain Amended and Restated Credit Agreement dated as of October 22, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of April 30, 1999, and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 17, 1999 (hereinafter collectively referred to as the "Existing Credit Agreement"), pursuant to which the Bank has established certain credit facilities in favor of the Borrowers, as more particularly described therein.

     B. Pursuant to the Existing Credit Agreement, the Bank has established the following credit facilities in favor of the Borrowers: (i) the Revolving Credit Facility in the original principal amount of $20,000,000.00, and (ii) the Term Loan Facility in the original principal amount of $10,000,000.00, pursuant to which the Borrowers executed and delivered: (a) that certain Revolving Note dated October 22, 1998, payable to the order of the Bank in the original principal amount of $20,000,000.00 (the "Existing Revolving Note"), and (b) that certain Term Note dated October 22, 1998, payable to the order of the Bank in the original principal amount of $10,000,000.00 (the "Existing Term Note").

     C. The Borrowers have requested that the Bank: (i) renew, extend and replace the Existing Revolving Note with a replacement Revolving Note, (ii) terminate the Term Loan Facility, (iii) modify the pricing applicable to outstanding balances under the Revolving Credit Facility, (iv) modify certain financial covenants, and (v) remove Petrotank Equipment, Inc., Tank Supply Inc., Colt Construction Co., Inc., Midwest International, Inc., Brown Steel Contractors, Inc., Brown Tanks, Inc., Aqua Tanks, Inc., Midwest Service Company,

Mayflower Vapor Seal Corporation, General Service Corporation, Mainserv-Allentech, Inc., Maintenance Services, Inc. as Borrowers.

     D. The Bank has agreed to the foregoing, subject to the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereby amend and restate the Existing Credit Agreement in its entirety to read as of the Effective Date as follows:

1.   TERMS DEFINED IN THE CREDIT AGREEMENT.
     -------------------------------------

     1.1  Terms Defined Above.  The terms defined above shall have the
          -------------------
respective meanings set forth in the preamble and recitals above.

     1.2  Certain Definitions.  As used herein, the following terms shall have
          -------------------
the meanings indicated below (unless the context otherwise requires):

          Accounts.  "Accounts" shall mean and include all accounts, accounts
          --------
     receivable, notes receivable, reimbursements and other rights to payment of the Borrowers, whether now existing or hereafter arising.

          Accounts Aging Report. "Accounts Aging Report" shall mean a written
          ---------------------
     report to be delivered by the Borrowers pursuant to Subsection 6.2(b) hereof, substantially in the form of Exhibit "E" attached hereto.

          Acquisition. "Acquisition" shall mean: (i) the acquisition by Matrix
          -----------
     of additional Subsidiaries, (ii) the acquisition by Matrix of stock in any other corporation, (iii) the acquisition by Matrix of a partnership, joint venture or equity interest in any partnership, joint venture or other business entity, or (iv) the acquisition by Matrix of all or substantially all of the assets or properties of any other Person.

          Acquisition Advance. "Acquisition Advance" shall mean a cash loan from
          -------------------
     the Bank to the Borrowers under the Revolving Credit Facility that is made for the specific purpose of financing an Acquisition.

          Acquisition Term Loan. "Acquisition Term Loan" shall mean such loans
          ---------------------
     made by the Bank pursuant to Borrowers' election to convert any Acquisition Advance into a term loan.

          Advance. "Advance" shall mean a cash loan from the Bank to the
          -------
     Borrowers under the Revolving Credit Facility, and shall include Acquisition Advances.

          Affiliate. "Affiliate" shall mean with respect to any Person, any
          ---------
     other Person, who directly or indirectly controls, is controlled by or is under common control with the other. For purposes of this definition, a Person has "control" over another Person if such Person has the ability to exercise a controlling influence over the management and policies of the other Person or if such Person owns or holds or beneficially owns five percent (5%) or more of the equity interest in the other Person and, in addition, shall include all officers and directors of each of the Borrowers. "Affiliate" shall not include any employees of any of the Borrowers who are not officers or directors of any of the Borrowers.

          Agreement. "Agreement," and such terms as "herein," "hereof,"
          ---------
     "hereto," "hereby," "hereunder" and the like shall mean and refer to this Second Amended and Restated Credit Agreement, together with any and all exhibits and schedules attached hereto or incorporated by reference from the Existing Credit Agreement, and any and all supplements, modifications or amendments hereto.

          Applicable LIBOR Rate Margin. "Applicable LIBOR Rate Margin" means the
          ----------------------------
     margin (expressed as a percentage) used in determining the interest rate applicable to outstanding Advances priced with reference to the LIBOR Rate. The Applicable LIBOR Rate Margin shall be determined and adjusted, if necessary, as of each Margin Adjustment Date, based upon the Borrower's Consolidated Funded Debt/EBITDA Ratio as of the immediately preceding Quarterly Calculation Date, in accordance with the table set forth below; provided, however, that the Applicable LIBOR Rate Margin shall initially be 1.000%:

          Consolidated Funded Debt/EBITDA Ratio    Applicable LIBOR Rate Margin
          -------------------------------------    ----------------------------

          1.00 and below                           +1.000

          1.10 to 1.50                             +1.125

          1.51 to 2.00                             +1.375

          2.01 to 2.50                             +1.875

          2.51 and above                           +2.375

          "Applicable Prime Rate Margin" means the margin (expressed as a percentage) used in determining the interest rate applicable to outstanding Advances priced with reference to the Prime Rate. The Applicable Prime Rate Margin shall be determined and adjusted, if necessary, as of each Margin Adjustment Date, based upon the Borrower's Consolidated Funded Debt/EBITDA Ratio as of the immediately preceding Quarterly Calculation Date, in accordance with the table set forth below; provided, however, that the Applicable Prime Rate Margin shall initially be -1.125%:

          Consolidated Funded Debt/EBITDA Ratio    Applicable Prime Rate Margin
          -------------------------------------    ----------------------------

          1.00 and below                           -1.125

          1.10 to 1.50                             -0.875

          1.51 to 2.00                             -0.625

          2.01 to 2.50                             -0.375

          2.51 and above                           -0.125

          Board. "Board" shall mean the Board of Governors of the Federal
          -----
     Reserve System.

          Bonded Account. "Bonded Account" shall mean any Account that is
          --------------
     subject to, arises under or earned pursuant to a bonded construction contract, and is thereby subject to a bonded lien.

          Borrowing Base. "Borrowing Base" shall mean, as of any determination
          --------------
     date, eighty percent (80%) of Eligible Accounts.

          Borrowing Base Certificate.  "Borrowing Base Certificate" shall mean a
          --------------------------
     written certificate to be delivered by Matrix on behalf of the Borrowers pursuant to Subsection 6.2(a) hereof, substantially in the form of Exhibit "C" attached hereto.

          Business Day. "Business Day" shall mean that portion of any day, other
          ------------
     than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Oklahoma, during which the Bank is open for substantially all of its normal banking functions.

          Calculation Date. "Calculation Date" means the last day of each fiscal
          ----------------
     quarter during the term of this Agreement beginning November 30, 1999, except that the term "Calculation Date" for purposes of preparing and submitting the Borrowing Base Certificate shall mean the last day of each fiscal month if at any time during the term of this Agreement the aggregate principal (or face) amount of all Advances and Letters of Credit outstanding under the Revolving Credit Facility exceeds sixty percent (60%) of the then available Commitment.

          Capitalized Lease.  "Capitalized Lease" of a Person means any lease of
          -----------------
     Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          Capitalized Lease Obligations. "Capitalized Lease Obligations" of a
          -----------------------------
     Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

          Closing. "Closing" shall mean the date and time, as provided in
          -------
     Subsection 4.1 hereof, on which the Loan Documents are executed and delivered by the appropriate parties thereto, all in form and substance satisfactory to the Bank.

          Collateral. "Collateral" shall mean and include (i) all Accounts, (ii)
          ----------
     all Inventory, (iii) all General Intangibles, (iv) all books, records, ledger cards, electronic data processing materials and other general intangibles relating to the foregoing property, and (v) all Proceeds of the foregoing property.

          Consolidated Current Ratio. "Consolidated Current Ratio" means, as of
          --------------------------
     any calculation date, the ratio whose numerator is the Borrowers' consolidated current assets as of such date and whose denominator is the Borrowers' consolidated current liabilities as of such date.

          Consolidated Debt. "Consolidated Debt" means, as of any calculation
          -----------------
     date, the Debt of the Borrowers calculated on a consolidated basis as of such date.

          Consolidated Debt to Tangible Net Worth Ratio.  "Consolidated Debt to
          ---------------------------------------------
     Tangible Net Worth Ratio" means, as of any calculation date, the ratio whose numerator is the Borrowers' Consolidated Debt as of such date and whose denominator is the Borrower's Consolidated Tangible Net Worth as of such date.

          Consolidated Debt Service Coverage Ratio.  "Consolidated Debt Service
          ----------------------------------------
     Coverage Ratio" means, as of any Calculation Date, the fraction (expressed as a ratio) whose numerator (the "Debt Service Numerator") is equal to the following:

          (i) the Borrowers' Consolidated Net Income for the four preceding fiscal quarters; PLUS

          (ii) the Borrowers' consolidated depreciation and amortization expense; PLUS

          (iii) the Borrowers' interest expense for the four preceding fiscal quarters; MINUS

          (iv) the Borrowers' extraordinary gains (or losses) for the four preceding fiscal quarters; MINUS

          (v)   the Borrowers' Unfunded Capital Expenditures; MINUS

          (vi) the dividends declared during the four preceding fiscal quarters;

     and whose denominator is equal to the following:

          (i) the current maturities of the Borrowers' long-term Consolidated Funded Debt during the four fiscal quarters immediately following such Calculation Date; PLUS

          (ii) the Borrowers' interest expense for the four preceding fiscal quarters.

          Consolidated EBITDA.  "Consolidated EBITDA" means, with reference to
          -------------------
     any period, Consolidated Net Income for the previous four (4) quarters plus, to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) interest expense, (ii) expenses for income taxes paid or accrued, (iii) depreciation and (iv) amortization.

          Consolidated Funded Debt.  "Consolidated Funded Debt" shall mean and
          ------------------------
     include, without duplication, as to the Borrowers, the following calculated on a consolidated basis as of any date of calculation: (i) all obligations for borrowed money and for the deferred purchase price of property or services, obligations evidenced by bonds, debentures, notes or other similar instruments, required to be capitalized under GAAP, (ii) Capitalized Lease Obligations, (iii) all Reimbursement Obligations, and
     (iv) obligations of others secured by a Lien on any Property of such Borrower(s), whether or not assumed.

          Consolidated Funded Debt to EBITDA Ratio.  "Consolidated Funded Debt
          ----------------------------------------
     to EBITDA Ratio" means, as of any calculation date, the ratio whose numerator is the Borrowers' Consolidated Funded Debt as of such date and whose denominator is the Borrower's Consolidated EBITDA as of such date.

          Consolidated Net Income.  "Consolidated Net Income" means, with
          -----------------------
     reference to any period, the net income (or net loss) of the Borrowers calculated on a consolidated basis for such period.

          Consolidated Tangible Net Worth.  "Consolidated Tangible Net Worth"
          -------------------------------
     means, as of any calculation date, the stockholders' equity of the Borrowers determined on a consolidated basis as of such date, minus all intangible assets (as defined in accordance with GAAP) of the Borrowers calculated on a consolidated basis as of such date.

          Debt.  "Debt" shall mean without duplication (i) all obligations of
          ----
     the Borrowers which, in accordance with GAAP, would be shown on their respective balance sheets as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all Capitalized Lease Obligations;
     (iii) all guaranties (direct or indirect) and other contingent obligations of the Borrowers in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Debt of other Persons; and (iv) Debt of other Persons secured by a Lien upon property owned by the Borrowers, whether or not assumed.

          Default.  "Default" shall mean the occurrence of any event or the
          -------
     existence of any circumstances which, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

          Disbursement Request.  "Disbursement Request" shall mean a written
          --------------------
     request for an Advance, substantially in the form of Exhibit "B" attached hereto.

          Eligible Accounts.  "Eligible Accounts" shall mean, as of any
          -----------------
     determination date, the aggregate unpaid balance (net of interest, finance charges and contra accounts) of Accounts (a) which arose from bona fide, outright sales of items of Inventory or from the performance of services by the Borrowers, (b) if arising from sales of items of Inventory, as to which the items of Inventory have been shipped for delivery, (c) which are based upon valid, enforceable and legally binding orders or contracts and invoiced in accordance with the terms of such orders or contracts, (d) for which the account debtors are unconditionally obligated to make payment, and (e) in and to which the Bank has a valid and perfected first priority security interest. The term shall exclude the following:
                                        -------

          (i) Any Account (represented by an invoice or document evidencing money owed) which is in dispute or as to which any of the Borrowers has received notice that the account debtor claims right of rejection, return, recoupment, setoff, counterclaim, deduction or defense to payment;

          (ii) Any Account which is subject to any assignment, adverse claim or Lien (except Permitted Liens);

          (iii) Any Account which is evidenced by, or as to which any of the Borrowers has received, a note, chattel paper, draft, check, trade acceptance or other instrument in payment thereof or obtained a judgment with respect thereto;

          (iv)  Any Account as to which the account debtor is an Affiliate;

          (v) Any Account as to which the account debtor is a Governmental Authority if the Bank is unable to obtain a valid and perfected first priority security interest in such Account;

          (vi) Any Account as to which the account debtor has died or is the subject of dissolution, liquidation, termination of existence, insolvency, business failure, receivership, bankruptcy, readjustment of debt, assignment for the benefit of creditors or similar proceedings;

          (vii) Any Account which is due and payable more than ninety (90) days from the original invoice date;

          (viii) All Accounts which are due from any account debtor who owes Accounts ten percent (10%) or more of which remain unpaid for a period in excess of ninety (90) days beyond the original invoice date;

          (ix) The amount by which the aggregate Accounts due from account debtors who are Persons located in Canada exceed the total amount of $500,000.00;

          (x)    Except as permitted in the immediately preceding sub-paragraph
     (ix), any Account which is due from an account debtor who is a Person not located in the United States or which is payable in a currency other than U.S. Dollars (unless the Bank determines, in its sole discretion, to include such Account and the Bank shall have first received, at its option, a written opinion in form and substance, and from counsel for the Borrowers, satisfactory to the Bank reflecting that all necessary steps have been taken to render the Bank's Lien on such Account properly perfected and of first priority);

          (xi) Any Account which is due to a Borrower whose principal place of business (chief executive office) is located outside the United States or which is incorporated or organized under the laws of a jurisdiction other than a state of the United States (unless the Bank determines, in its sole discretion, to include such Account or the Bank to its reasonable satisfaction shall have determined that all necessary steps have been taken to render the Bank's Lien on such Account properly perfected and of first priority);

          (xii) If the aggregate Accounts due from any account debtor exceed twenty percent (20%) of the total Eligible Accounts outstanding as of any determination date, the amount by which such Accounts exceed twenty percent (20%) of the total Eligible Accounts;

          (xiii) Any other Account as to which the Bank has made a determination, in the reasonable exercise of its discretion, that the prospects for collection are doubtful; and

          (xiv) The amount by which all Bonded Accounts exceed twenty percent (20%) of the net Eligible Accounts.

          Environmental Laws.  "Environmental Laws" shall mean all laws,
          ------------------
     statutes, ordinances, and regulations of any Governmental Authority pertaining to health, industrial hygiene or environmental conditions on, under, about, or in any way relating to any properties or assets of any Person including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended and in effect from time to time, and the
     -------

     Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et
                                                                             --
     seq., as amended and in effect from time to time.
     ----

          ERISA.  "ERISA" shall mean the Employee Retirement Income Security Act
          -----
     of 1974, as amended and as in effect from time to time.

          Event of Default.  "Event of Default" shall mean the occurrence of any
          ----------------
     of the events or the existence of any of the circumstances specified in
     Section 8 hereof.

          Financial Covenant Compliance Certificate.  "Financial Covenant
          -----------------------------------------
     Compliance Certificate" shall mean a written certificate to be delivered by Matrix on behalf of the Borrowers pursuant to Subsection 6.2(c) hereof, substantially in the form of Exhibit "D" attached hereto.

          GAAP.  "GAAP" shall mean generally accepted accounting principles in
          ----
     effect from time to time as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or Statements of the Financial Accounting Standards Board which may be applicable as of any determination date.

          General Intangibles.  "General Intangibles" shall mean and include (i)
          -------------------
     all general intangibles of the Borrowers, of every nature, whether now owned or existing or hereafter arising or acquired, including, without limitation, all books, correspondence, credit files, records, computer programs, source codes, computer tapes, computer cards, computer disks, Permits, know-how, technologies, trade secrets, claims (including, without limitation, claims for income tax and other refunds), causes of action, choses in action, judgments, goodwill, patents, copyrights, brand names, trademarks, tradenames, service names, service marks, logos, licensing agreements, franchises, royalty payments, settlements, partnership interests (whether general, limited or special), interests in joint ventures, contracts, contract rights and monies due under any contract or agreement, (ii) all chattel paper of the Borrowers, whether now owned or existing or hereafter arising or acquired, and (iii) all papers and documents evidencing or constituting any of the foregoing.

          Governmental Authority.  "Governmental Authority" shall mean any court
          ----------------------
     or any administrative or governmental department, commission, board, bureau, authority, agency or body of any governmental entity, whether foreign or domestic, and whether national, federal, state, county, city, municipal or otherwise.

          Indebtedness.  "Indebtedness" shall mean and include all liabilities,
          ------------
     obligations and indebtedness of the Borrowers to the Bank or an affiliate of the Bank, of every kind and description, now existing or hereafter incurred, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, and whether or not of the same or a similar class or character as the Credit Facilities and whether or not currently contemplated by the Bank or the Borrowers, including, without limitation,
     (i) all Advances, and Letters of Credit (including interest accruing thereon and fees payable in respect thereof), (ii) all Reimbursement Obligations, (iii) all liabilities, obligations and indebtedness of the Borrowers to the Bank arising out of or relating to this Agreement, the Credit Facilities, the Revolving Note, the L/C Agreements or any other of the Loan Documents, (iv) any overdrafts by any of the Borrowers on any deposit account maintained with the Bank, (v) any and all obligations, contingent or otherwise, of the Borrowers to the Bank arising under or in connection with any Rate Management Transactions, and (vi) any and all extensions and renewals of any of the foregoing.

          Interest Payment Date.  "Interest Payment Date" shall mean, as to any
          ---------------------
     Tranche, the last day of the Interest Period applicable thereto, provided
                                                                      --------
     that in the case of an Interest Period of six (6) months, "Interest Payment Date" shall also include the three (3) month anniversary of the commencement of that Interest Period.

          Interest Period.  "Interest Period" shall mean any interest period
          ---------------
     applicable to a Tranche as determined in accordance with the provisions of Subsection 2.6.1 hereof.

          Inventory.  "Inventory" shall mean and include all inventory of the
          ---------
     Borrowers, now existing or hereafter acquired and wherever located, including (i) raw goods and raw materials, (ii) goods in process, (iii) finished goods, (iv) materials, supplies, containers, boxes and packaging materials, (v) materials used or consumed in the course of business, and
     (vi) all other goods held or stored for sale or lease or furnished or to be furnished under contracts of service.

          L/C Agreement.  "L/C Agreement" shall mean the Bank's standard form of
          -------------
     "Application for Standby Letter of Credit" or "Application for Commercial Letter of Credit," as applicable, to be executed and delivered by each of the Borrowers in connection with each request for the issuance of a Letter of Credit pursuant to Subsection 2.4.1 hereof.

          Letters of Credit.  "Letters of Credit" shall mean, collectively, all
          -----------------
     standby and commercial letters of credit issued or to be issued from time to time by the Bank under the Revolving Credit Facility for the account of any of the Borrowers, as the same may be amended, supplemented and extended from time to time.

          LIBOR Rate.  "LIBOR Rate" shall mean, as of any determination date,
          ----------
     the offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period, as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate, then such offered rate shall be otherwise independently determined by the Bank from an alternate, substantially similar independent source available to the Bank or shall be calculated by the Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

          LIBOR Tranche.  "LIBOR Tranche" shall mean each portion of the
          -------------
     Advances under the Revolving Credit Facility which the Borrowers designate as such pursuant to a Rate Election.

          Lien.  "Lien" shall mean any mortgage, pledge, lien, security
          ----
     interest, assignment, charge, restriction, claim, or other encumbrance, whether statutory, consensual or otherwise, which is granted, created or suffered to exist by the Borrowers on any of their Properties and which secures any Debt of the Borrowers.

          Loan Documents.  "Loan Documents" shall mean this Agreement, the
          --------------
     Revolving Note, the Security Agreements, the Lockbox Agreement, the L/C Agreements, and all other instruments and documents executed or issued, or to be executed or issued, in favor of the Bank or any Affiliate of the Bank pursuant hereto or in connection with the Revolving Credit Facility and/or the Collateral, and all amendments, modifications, extensions and renewals of any of the foregoing.

          Lockbox Agreement.  "Lockbox Agreement" shall mean the Bank's standard
          -----------------
     form of lockbox agreement to be executed by the Borrowers pursuant to Subsection 3.3 hereof, as the same may be amended, modified, supplemented, renewed or extended from time to time.

          London Business Day.  "London Business Day" means any day other than a
          -------------------
     Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

          Margin Adjustment Date.  "Margin Adjustment Date" means each date on
          ----------------------
     which Matrix, on behalf of the Borrowers, delivers a quarterly Financial Covenant Compliance Certificate in accordance with Section 6.2(c) but in any event not later than the date on which such Financial Covenant Compliance Certificate may be due.

          Material Adverse Effect.  "Material Adverse Effect" shall mean any
          -----------------------
     circumstance or set of events which (i) has or could reasonably be expected to have any adverse effect whatsoever on the validity, enforceability or performance of the Loan Documents, (ii) does or could reasonably be expected to reduce the Borrowers' consolidated tangible net worth (determined in accordance with GAAP) or the Borrowers' consolidated net income by more than $1,000,000.00, (iii) does or could reasonably be expected to impair the ability of the Borrowers to fulfill their collective obligations under the terms and conditions of the Loan Documents, or (iv) causes or creates a Default.

          PBGC.  "PBGC" shall mean the Pension Benefit Guaranty Corporation, as
          ----
     established pursuant to Section 4002 of ERISA, and any successor thereto or substitute therefor under ERISA.

          Performance Bond.  "Performance Bond" shall mean any bid bond or
          ----------------
     performance bond posted by any of the Borrowers as security for such Borrower's obligations arising in connection with the rendering of bids or the performance of services in the ordinary course of business, including bonds posted in support of workers' compensation obligations.

          Permit.  "Permit" shall mean any permit, certificate, consent,
          ------
     franchise, concession, license, authorization, approval, filing, registration or notification from or with any Governmental Authority or other Person.

          Permitted Liens.  "Permitted Liens" shall mean the following Liens
          ---------------
     against the Properties of the Borrowers: (i) deposits to secure payment of worker's compensation, unemployment insurance and other similar benefits;
     (ii) Liens for property taxes not yet due; (iii) statutory Liens against which there are established reserves in conformity with GAAP and which (A) are being contested in good faith by appropriate legal proceedings or (B) arise in the ordinary course of business and secure obligations which are not yet due and not in default; (iv) Liens arising in connection with Capitalized Lease Obligations, (v) Liens to secure purchase money obligations not to exceed the aggregate amount of $500,000 in any fiscal year; (vi) Liens in favor of the Bank; (vii) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases permitted under this Agreement, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; and (viii) Liens which are in existence on the date hereof and which are described on Schedule 1.2 attached hereto.

          Person.  "Person" shall mean any individual, sole proprietorship,
          ------
     partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or Governmental Authority.

          Prime Rate.  "Prime Rate" shall mean a rate per annum equal to the
          ----------
     prime or base rate of interest announced by Bank One, Oklahoma, N.A., and its successors, from time to time, changing when and as said rate changes.

          Prime Tranche.  "Prime Tranche" shall mean that portion of the
          -------------
     outstanding Advances under the Revolving Credit Facility which is not made up of LIBOR Tranches.

          Proceeds.  "Proceeds" shall mean all proceeds of all or any portion of
          --------
     the Collateral, including, (i) all proceeds of any insurance, judgment, indemnity, warranty or guaranty payable to or for the account of any of the Borrowers with respect to all or any portion of the Collateral, (ii) all proceeds in the form of accounts, collections, contract rights, documents, instruments, chattel paper or general intangibles relating in whole or in part to the Collateral, and (iii) all payments, in any form whatsoever, made or due and payable to or for the account of any of the Borrowers in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Collateral by any Governmental Authority.

          Property.  "Property" shall mean any asset or property, whether real,
          --------
     personal or mixed, tangible or intangible, which is now or at any time hereafter owned, operated or leased by any or all of the Borrowers.

          Rate Election. "Rate Election" shall have the meaning set forth in
          -------------
     Subsection 2.6.3 hereof.

          Rate Management Transaction. "Rate Management Transaction" means any
          ---------------------------
     transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and the Bank, or any Affiliate of the Bank, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          Reimbursement Obligation.  "Reimbursement Obligation" shall mean the
          ------------------------
     joint and several obligation of the Borrowers arising under the UCC, the Uniform Customs and Practice for Documentary Credits (International Chamber of Commerce Publication No. 500, 1993 Revision), and the applicable L/C Agreement to reimburse the Bank upon its payment of drafts presented against any Letter of Credit.

          Revolving Commitment.  "Revolving Commitment" shall mean, as of any
          --------------------
     determination date, the lesser of (i) Twenty Million and No/100 Dollars ($20,000,000.00), and (ii) the Borrowing Base in effect on such determination date.

          Revolving Credit Facility.  "Revolving Credit Facility" shall mean the
          -------------------------
     revolving loan facility to be established by the Bank in favor of the Borrowers pursuant to Subsection 2.1.1 hereof.

          Revolving Note.  "Revolving Note" shall mean the replacement
          --------------
     promissory note to be executed by the Borrowers in order to evidence all Advances made under the Revolving Credit Facility pursuant to Subsection
     2.5.1 hereof, substantially in the form of Exhibit "A" attached hereto, as the same may be amended, modified, supplemented, renewed or extended from time to time.

          Security Agreement.  "Security Agreement" shall mean each security
          ------------------
     agreement executed by the Borrowers pursuant to Subsection 3.1 hereof, each substantially in the form of Exhibit "C" attached to the Existing Credit Agreement, as the same may be amended, modified, supplemented, renewed or extended from time to time.

          Subsidiary.  "Subsidiary" shall mean any Person in which any of the
          ----------
     Borrowers jointly or individually own or control more than fifty percent (50%) of the outstanding equity interest.

          Systems.  "Systems" shall mean all devices, systems, machinery,
          -------
     information technology, computer software and hardware, and other date sensitive technology necessary for the Borrowers to carry on their business as presently conducted and as contemplated to be conducted in the future.

          Tranches.  "Tranches" shall mean, collectively, the Prime Tranches and
          --------
     all LIBOR Tranches, and "Tranche" shall mean any of the Tranches.

          UCC.  "UCC" shall mean the Uniform Commercial Code of the State of
          ---
     Oklahoma, as amended and as in effect from time to time.

          Unfunded Capital Expenditures.  "Unfunded Capital Expenditures" shall
          -----------------------------
     mean capital expenditures of the Borrowers that are funded solely through the Borrowers' operational cash flow apart from Debt.

          Year 2000 Compliant.  "Year 2000 Compliant" shall mean that the
          -------------------
     Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error resulting in a Material Adverse Effect relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

     1.3  Accounting Terms.  Accounting and financial terms used herein and not
          ----------------
otherwise defined with respect to the Borrowers' financial statements and consolidated financial position shall have the meanings ascribed thereto pursuant to GAAP.

     1.4  Terms Defined in UCC.  Terms used herein that are defined in Article 9
          --------------------
of the UCC (such as the terms "account," "general intangibles," "inventory," and "proceeds") shall have the respective meanings set forth therein.

     1.5  Interpretation.  All terms defined herein in the singular shall
          --------------
include the plural, as the context requires, and vice-versa. Unless the context otherwise requires, all references herein to "the Borrowers" shall mean "the Borrowers, jointly and severally, and any one of the Borrowers, individually."

2.   LENDING AGREEMENT.  Subject to the terms and conditions of this Agreement
     -----------------
and the Loan Documents, and in reliance upon the representations and warranties contained herein and therein:

     2.1  Revolving Credit Facility.
          -------------------------

          2.1.1  General.  The Bank agrees to continue and extend a revolving
                 -------
     credit facility, to be designated as the "Revolving Credit Facility," in an aggregate principal amount equal to the Revolving Commitment. The Revolving Credit Facility may be drawn upon by the Borrowers from time to time, in whole or in part, on or before October 31, 2002, by requesting an Advance in accordance with the provisions of Subsections 2.3.1 and 2.4.2 hereof, or the issuance of a Letter of Credit in accordance with the provisions of Subsection 2.4.1 hereof; provided, however, that the
                                            --------  -------
     aggregate principal (or face) amount of all Advances and Letters of Credit at any one time outstanding under the Revolving Credit Facility shall not exceed the Revolving Commitment as of such date. The Revolving Credit Facility shall be a revolving facility, and the prepayment of Advances drawn, the payment of principal outstanding under any Acquisition Term Loan and the expiration of Letters of Credit issued under the Revolving Credit Facility shall restore the amount available for reborrowing.

          2.1.2  Acquisition Term Loans.  At any time within ninety (90) days of
                 ----------------------
     the Borrowers' request for an Acquisition Advance, the Borrowers may elect to convert such Acquisition Advance into an Acquisition Term Loan. The repayment terms of each Acquisition Term Loan shall be negotiated at the time the Borrowers request the Acquisition Advance; provided, however, that: (i) the repayment terms of each Acquisition Term Loan shall be calculated on the basis of a five (5) year amortization term, (ii) all principal and accrued and unpaid interest on each Acquisition Term Loan shall be due and payable on or before October 31, 2004, and (iii) the aggregate amount of principal outstanding at any time under the Acquisition Term Loans shall not exceed $5,000,000. If the Borrowers elect to convert an Acquisition Advance into an Acquisition Term Loan, the Borrowers agree to execute and deliver a promissory note, payable to the order of the Bank containing such terms of repayment to which the parties shall have mutually agreed.

     2.2  Use of Proceeds. Advances under the Revolving Credit Facility shall be
          ---------------
used by the Borrowers for the purposes of (i) providing working capital, (ii) financing the Borrowers' corporate Acquisition and capital expenditure activity, and/or (iii) general corporate purposes.

     2.3  Borrowing Procedures.  All Advances shall be made in accordance with
          --------------------
the disbursement conditions and procedures set forth below.

          2.3.1  Requests for Advances.  The Borrowers shall make each request
                 ---------------------
     for an Advance either orally or in writing (by delivering to the Bank a properly completed and executed Disbursement Request) no later than 11:00 a.m., Tulsa time, on the requested date of disbursement; provided, however,
                                                              --------  -------
     that the Borrowers shall confirm all oral requests for Advances by delivering to the Bank a properly completed and executed Disbursement Request within three (3) Business Days after the date of the oral request. Each request for an Advance shall specify (i) the requested date of disbursement (which shall be a Business Day), (ii) the amount of the requested Advance, (iii) whether the requested Advance will be included within the Prime Tranche or a LIBOR Tranche, and (iv) in the case of an Advance to be included within a LIBOR Tranche, the requested Interest Period. Each request for an Advance under the Prime Tranche shall be in a minimum amount of $50,000.00 (unless the remaining availability under the Revolving Credit Facility is less than $50,000.00) and in integral multiples of $50,000.00 in excess of that amount, and each request for an Advance under a LIBOR Tranche shall be in a minimum amount of $500,000.00 and in integral multiples of $50,000.00 in excess of that amount.

          2.3.2  Disbursements.  Not later than 12:30 p.m., Tulsa time, on the
                 -------------
     date on which any Advance is requested to be made, the Bank shall credit the amount of the requested Advance to the account maintained by Matrix with the Bank. Notwithstanding any provision of this Agreement, the Bank shall not be required to make any Advance hereunder if any of the conditions precedent in Section 4 hereof has not been satisfied.

     2.4  Letters of Credit.  The Letters of Credit to be issued by the Bank
          -----------------
under the Revolving Credit Facility shall be subject to the following terms and conditions:

          2.4.1  Terms.  Each Letter of Credit shall be either a standby or a
                 -----
     commercial letter of credit for a proper business purpose, with a maximum term of not more than eighteen (18) months and with a final expiration date not later than ninety (90) days after the termination of the Revolving Credit Facility. Each Letter of Credit shall be issued pursuant to and subject to the terms and conditions of a L/C Agreement, which shall be completed and executed by the Borrowers at least three (3) Business Days prior to the issuance of the applicable Letter of Credit.

          2.4.2  Draws.  In the event a draft drawn under (or purporting to be
                 -----
     drawn under) any Letter of Credit is presented to the Bank for payment, the Bank shall promptly notify the Borrowers. At least one (1) Business Day prior to the date such draft is payable, the Borrowers shall advise the Bank either (i) that they intend to provide the Bank with funds sufficient to pay such draft on or before the date it is payable, or (ii) that the Bank is requested to make an Advance under the Revolving Credit Facility to pay the Bank for the amount of such draft. The latter option shall not be available to the Borrowers if there is not sufficient availability under the Revolving Commitment to make the requested Advance. Upon the Bank's payment of such draft through an Advance under the Revolving Credit Facility, the Borrowers shall be deemed to have borrowed from the Bank under the Revolving Credit Facility and the Bank shall record such amount as a Advance under the Revolving Note.

          2.4.3  Release and Indemnification.  The Bank shall be authorized to
                 ---------------------------
     pay any draft drawn under any Letter of Credit upon its due presentation by the beneficiary thereof in accordance with its terms and conditions. The Borrowers jointly and severally agree to release the Bank and to indemnify and hold the Bank harmless from and against all liability, cost and expense resulting from or relating to its honor of any such draft (except as the same failure to honor arises from the gross negligence or willful misconduct of the Bank). The Borrowers further agree that, in the event the Bank incurs any loss, cost or expense (including, without limitation, any loss of profit) as a result of any failure by the Borrowers to provide funds to the Bank sufficient to pay any draft drawn on any Letter of Credit prior to its due date (unless the Borrowers have properly requested an Advance under the Revolving Credit Facility prior to such date), the Borrowers will upon demand pay to the Bank such amount as will reimburse it for such loss, cost or expense.

     2.4.4  Reimbursement. The Borrowers' Reimbursement Obligations shall be
            -------------
absolute and unconditional under any and all circumstances (except as provided below with respect to the gross negligence or willful misconduct of the Bank) and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Bank, including (i) any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (other than a defense based upon the gross negligence or willful misconduct of the Bank in determining whether such drawing conforms to the terms of the Letter of Credit), or any non-application or misapplication by the beneficiary of the proceeds of such drawing; (ii) any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit, the Bank or any other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrowers and the beneficiary named in any such Letter of Credit); (iii) any claim, setoff, defense or other right which the Borrowers may have based upon any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers (other than the gross negligence or willful misconduct of the Bank). The Borrowers further agree that, in the absence of gross negligence or willful misconduct of the Bank, the Bank shall not be responsible for, and Borrowers' Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged or any dispute between or among the Borrowers and the beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee.

     2.4.5  Advice of Credit. The Bank shall not be liable for any error,
            ----------------
omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Bank's gross negligence or willful misconduct.

          2.4.6  Obligation to Issue Letters of Credit. Notwithstanding any
                 -------------------------------------
     provision of this Agreement, the Bank shall not be required to issue any Letter of Credit hereunder if the conditions precedent set forth in Section 4 hereof have not been satisfied.

          2.4.7  Maximum Amount of Outstanding Letters of Credit.
                 -----------------------------------------------
     Notwithstanding any provision of this Agreement, the maximum aggregate amount outstanding at any time under all Letters of Credit issued by the Bank hereunder shall not exceed Ten Million and No/100 Dollars ($10,000,000.00).

     2.5  Revolving Note. The Advances (other than the Acquisition Advances
          --------------
which the Borrowers have elected to convert to an Acquisition Term Note) from time to time outstanding under the Revolving Credit Facility shall be evidenced by the Revolving Note, which shall be jointly and severally made, executed and delivered by the Borrowers at the Closing. Notwithstanding the principal amount stated on the face of the Revolving Note, the actual principal due from the Borrowers on account of the Revolving Note shall be the sum of all Advances made by the Bank pursuant to the Revolving Credit Facility, less all principal payments actually received by the Bank in collected funds. All Advances and payments under the Revolving Credit Facility shall be recorded by the Bank in its books and records, and the unpaid principal balance so recorded shall be presumptive evidence of the principal amount owing under the Revolving Credit Facility.

     2.6  Interest. The unpaid principal amount of all Advances (other than
          --------
those which become subject to a fixed rate of interest pursuant to a Rate Management Transaction) from time to time outstanding under the Revolving Note shall bear interest at a rate determined by reference to the Prime Rate or the LIBOR Rate, as selected by the Borrowers pursuant to a Rate Election made in accordance with the provisions of Subsection 2.6.1 hereof, as follows:

               (a) Advances included within the Prime Tranche shall bear interest at a fluctuating rate per annum equal to the Prime Rate minus
                                                                           -----
          the Applicable Prime Rate Margin.

               (b) Advances included within each LIBOR Tranche shall bear interest at a rate per annum equal to the sum of the LIBOR Rate applicable to such LIBOR Tranche plus the Applicable LIBOR Rate
                                           ----
          Margin.

               (c) In the event of any Event of Default and until cured to the satisfaction of the Bank, the unpaid principal amount of all Advances outstanding under the Revolving Note shall bear interest at a fluctuating rate per annum equal to the Prime Rate plus one and one-half percent (1-1/2%), adjusted as of the date of each change therein.

          2.6.1  Rate Elections; Interest Periods.  In connection with each
                 --------------------------------
     request for an Advance under the Revolving Credit Facility submitted pursuant to Subsection 2.3.1 hereof, or each request to continue or convert an existing Tranche (or portion thereof) under the Revolving Credit Facility pursuant to Subsection 2.6.2 hereof, the Borrowers shall notify the Bank whether such Advance or Tranche will be included within the Prime Tranche or within a LIBOR Tranche (a "Rate Election") and shall elect an interest period (each an "Interest Period") to be applicable to such Tranche, which Interest Period shall (i) in the case of Advances included within the Prime Tranche, be a one (1) month period, and (ii) in the case of Advances included within a LIBOR Tranche, be either a one (1), three (3) or six (6) month period; provided that:
                                        --------

               (a) the Interest Period for any Advance shall commence on the date such Advance is disbursed pursuant to Subsection 2.3.2 hereof, and the Interest Period for any Tranche shall commence on the date such Tranche is converted or continued pursuant to Subsection 2.6.2 hereof;

               (b) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

               (c) no Interest Period shall extend beyond October 31, 2002;

               (d) the Borrowers shall make no Rate Election requesting inclusion of an Advance or Tranche within a LIBOR Tranche without specifying the applicable Interest Period;

               (e) each Rate Election shall be irrevocable, and, if no Rate Election is made, the Advance or the Tranche, as the case may be, shall be included within the Prime Tranche;

               (f) there shall be no limit to the maximum number of Tranches outstanding under the Revolving Credit Facility at any time; and

               (g) notwithstanding any provisions herein to the contrary, the Borrowers may select an Interest Period of less than 30 days for Advances included within the Prime Tranche if such shorter period ends on October 31, 2002.

          2.6.2  Continuation and Conversion Options.  Subject to the
                 -----------------------------------
     limitations set forth in Subsection 2.6.1 hereof, the Borrowers may under the Revolving Credit Facility from time to time: (i) elect to continue, on the last day of the Interest Period therefor, any LIBOR Tranche (or any portion thereof) to a subsequent Interest Period, (ii) elect to convert, on the last day of the Interest Period therefor, any LIBOR Tranche in the Prime Tranche; or (iii) elect to convert, on any Business Day, the Prime Tranche (or any portion thereof) into a LIBOR Tranche. The Borrowers shall give the Bank irrevocable notice of each conversion or continuation either orally or in writing (by delivering to the Bank a properly completed and executed Disbursement Request) no later than 5:00 p.m., Tulsa time, at least one (1) Business Day prior to the conversion or continuation date; provided, however, that the Borrowers shall confirm all oral
     --------  -------
     conversion or continuation notices under the Revolving Credit Facility by delivering to the Bank a properly completed and executed Disbursement Request within three (3) Business Days after the date of the oral request. Each conversion or continuation notice shall specify (i) the proposed conversion or continuation date (which shall be a Business Day), (ii) the aggregate amount to be converted or continued, (iii) the nature of the proposed conversion or continuation, and (iv) in the case of conversion to or continuation as a LIBOR Tranche, the requested Interest Period. No LIBOR Tranche may be converted or continued (i) at any time other than on the last day of the Interest Period applicable thereto, or (ii) at any time that a Default or Event of Default has occurred and is continuing.

          2.6.3  Computation of Interest.  Interest on the outstanding amounts
                 -----------------------
     under each Note shall be computed on the basis of a year consisting of 360 days and for the actual number of days elapsed.

     2.7  Fees.
          ----

          2.7.1  Revolving Credit Facility Fee.  On an annual basis until the
                 -----------------------------
     date of termination of the Revolving Credit Facility, the Borrowers shall pay to the Bank a nonrefundable "Revolving Credit Facility Fee" in the amount of $28,750.00. The "Revolving Credit Facility Fee" shall be payable on October 31, 1999 and on each October 31 thereafter.

          2.7.2  Letter of Credit Fees.  Upon the issuance of each Letter of
                 ---------------------
     Credit, the Borrowers shall pay to the Bank (i) a "Letter of Credit Fee" equal to the product of (A) in the case of a Letter of Credit in a face amount less than $250,000.00, one and one-quarter percent (1-1/4%) of the face amount of the Letter of Credit, or (B) in the case of a Letter of Credit in a face amount equal to or greater than $250,000.00, three-quarters of one percent (3/4 of 1%) of the face amount of the Letter of Credit, times a fraction, the numerator of which is the number of days which will elapse prior to the final maturity of the Letter of Credit and the denominator of which is the number 360, and (ii) all other usual and customary charges of the Bank for documentary credits, as provided in the applicable L/C Agreement.

     2.8  Required Payments and Maturity.
          ------------------------------

               (a) Required Payments.  The Borrowers shall pay all unpaid
                   -----------------
          accrued interest under the Revolving Note on each Interest Payment Date and on October 31, 2002. The entire outstanding principal balance under the Revolving Note, together with all unpaid interest accrued thereon, shall be due and payable in full on October 31, 2002.

               (b) Maturity.  The final maturity of the Revolving Note shall be
                   --------
          October 31, 2002.

     2.9  Mandatory Prepayments.  If at any time the outstanding principal
          ---------------------
balance of the Revolving Note plus the total face amount of all outstanding Letters of Credit exceeds the Revolving Commitment, the Borrowers shall make an immediate mandatory prepayment of principal on the Revolving Note sufficient to reduce the principal balance of the Revolving Note to not more than the Revolving Commitment.

     2.10 Making of Payments.  All payments shall be made to the Bank at its
          ------------------
principal office in Tulsa, Oklahoma, on or before 2:00 p.m. (Tulsa time), on the date due, in immediately available funds. Whenever a payment is due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension.

     2.11 Renewal and Extension.  Between May 31 and September 30, 2000, and
          ---------------------
between May 31 and September 30 of each year thereafter, the Borrowers may submit a written request to the Bank to extend the termination date of the Revolving Credit Facility for an additional one (1) year period beyond the then stated maturity. The Bank shall give the Borrowers notice of its decision with respect to the Borrowers' request on or before October 31, 2000, and October 31 of each year thereafter, which decision shall be made by the Bank in the exercise of its sole, absolute and unconditional discretion. In the event that the Bank elects to renew and extend the Revolving Credit Facility pursuant to the Borrowers' request, the terms and provisions of this Agreement shall continue in full force and effect with respect to Revolving Credit Facility except as may otherwise be agreed in writing by the Borrowers and the Bank. Notwithstanding the foregoing, the Bank shall not be obligated, and nothing contained in this Agreement shall be construed as obligating the Bank, to agree or consent to any such renewal and extension.

     2.12 Maximum Lawful Interest Rate.  It is not the intention of the Bank or
          ----------------------------
the Borrowers to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between the Borrowers and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to the Bank for the use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other Loan Document, at the time the performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso
                                                                          ----
facto, the obligation to be fulfilled shall be reduced to the limit of such
-----
validity. If from any such circumstances the Bank shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of monies shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term thereof. This Subsection 2.12 shall control every other provision of the Loan Documents and all other agreements between the Bank and the Borrowers contemplated thereby.

     2.13 Appointment of Agent.  Each of the Borrowers (other than Matrix)
          --------------------
hereby designates and appoints Matrix as its sole and exclusive agent for the purposes of requesting and receiving Advances under the Credit Facilities hereunder, giving notices of Rate Elections or continuation or conversion notices hereunder, submitting reports and certificates hereunder and making payments or prepayments in accordance herewith.

3.   COLLATERAL.  To secure the Indebtedness, including, without limitation, all
     ----------
Advances outstanding under the Revolving Credit Facility, all Reimbursement Obligations under outstanding Letters of Credit and any obligation by any of the Borrowers owed to an affiliate of the Bank:

     3.1  Collateral.  The Borrowers have and shall continue to grant and
          ----------
maintain, or cause to be granted and maintained, in favor of the Bank at all times during the term of this Agreement and until the Indebtedness is paid and satisfied in full, a valid and perfected first priority security interest in and to the Collateral, free and clear of all other Liens. Toward that end, each of the Borrowers has executed and delivered, or upon the request of the Bank will execute and deliver, a Security Agreement, together with such UCC financing statements as the Bank has deemed or will deem necessary or advisable.

     3.2  Reaffirmation and Execution of Security Agreements.  By signing below,
          --------------------------------------------------
the Borrowers hereby ratify and reaffirm the Security Agreements and agree that the Security Agreements shall continue in full force and effect in accordance with their terms as security for payment and performance of all Indebtedness. Any of the Borrowers who were not party to the Existing Credit Agreement shall execute and deliver to the Bank a Security Agreement as security for payment and performance of the Indebtedness. Any of the Borrowers who were party to the Existing Credit Agreement that have changed their corporate name since their execution and delivery of a Security Agreement shall fully cooperate with the Bank in executing any amended financing statements to reflect the name change. All references to the term "Indebtedness" contained in the Security Agreements and other Loan Documents shall hereafter be deemed to include all liabilities, obligations and indebtedness of the Borrowers to the Bank arising out of or relating to the Credit Agreement as amended by this Agreement, the Revolving Note and any other Loan Documents (including without limitation any documents relating to any Rate Management Transaction) and shall also secure any amounts now or hereafter due and payable by any of the Borrowers to the Bank or any Affiliate of the Bank.

     3.3  Lockbox.  The Borrowers have caused and shall continue to cause all
          -------
payments from account debtors to be remitted directly to a "lockbox" maintained with the Bank or an affiliate of the Bank. Until further notice from the Bank, all payments remitted to such lockbox will be deposited by the Bank into an operating account maintained with the Bank by Matrix (subject to the Bank's established policies on availability of uncollected funds). The Borrowers have executed and delivered to the Bank the Lockbox Agreement.

     3.4  Further Assurances.  In order to provide the Bank with and to perfect
          ------------------
the security interests required hereunder and to establish and maintain the priority of such security interests, free and clear of all other Liens whatsoever, each of the Borrowers has at its sole expense: (i) without any request from the Bank, delivered or cause to be delivered to the Bank, in due form for transfer, all Proceeds of Collateral consisting of promissory notes, Debt instruments, chattel paper, securities or the like, and all documents of title, if any, at any time representing all or any portion of the Collateral; and (ii) upon the request of the Bank, forthwith execute and deliver or cause to be executed and delivered to the Bank, in due form for filing or recording, such additional security agreements, instruments, agreements, assignments, financing statements and other documents, and do such other acts and things with respect to the Collateral, as the Bank may reasonably deem necessary or advisable.

4.   CONDITIONS OF LENDING
     ---------------------

     4.1  Closing.  The Closing shall take place at the offices of the Bank in
          -------
Tulsa on ____________, 1999, at 10:30 a.m., or at such other place, date and/or time as the parties shall agree.

     4.2  Conditions to Initial Funding.  The obligation of the Bank to enter
          -----------------------------
into and perform under this Agreement and to make Advances is subject to the Borrowers' satisfaction of the following conditions precedent at or as of the date of the initial Advance under the Revolving Credit Facility:

          (a) Loan Documents.  This Agreement, the Revolving Note, the Security
              --------------
     Agreements, the Lockbox Agreement and appropriate UCC-1 financing statements shall have been duly and validly authorized, executed, acknowledged (where appropriate) and delivered to the Bank, all in form and substance satisfactory to the Bank.

          (b) Corporate Documents.  With respect to each of the Borrowers, the
              -------------------
     Bank shall have received: (i) a true and correct copy of its Articles or Certificate of Incorporation, as amended; (ii) a true and correct copy of its Bylaws, as amended; (iii) a good standing certificate issued by the Secretary of State or equivalent public official of the state or jurisdiction of its incorporation, as to its due incorporation and good standing under the laws of such state or jurisdiction; and (iv) with respect to each Borrower not incorporated under the laws of the State of Oklahoma, a good standing certificate issued by the Oklahoma Secretary of State as to its due qualification and good standing as a foreign corporation under the laws of the State of Oklahoma.

          (c) Resolutions.  With respect to each of the Borrowers, the Bank
              -----------
     shall have received a true and correct copy of the resolutions adopted by its Board of Directors duly authorizing the borrowings contemplated hereunder and the execution, delivery and performance of the Loan Documents to which it is a party.

          (d)  Incumbency Certificates.  With respect to each of the Borrowers,
               -----------------------
     the Bank shall have received a certificate executed by its duly elected and acting corporate secretary stating the names and titles and containing specimen signatures of the officers authorized to execute and deliver the Loan Documents to which it is a party.

          (e)  Lien Searches.  The Bank shall have received certified responses
               -------------
     to UCC lien search requests reflecting that there are no effective UCC financing statements on file in any filing office in the State of Oklahoma or any other states or jurisdictions in which any of the Borrowers maintains its principal place of business naming any of the Borrowers as debtor and covering the Collateral, other than (i) financing statements in favor of the Bank, and (ii) financing statements relating to Permitted Liens.

          (f)  Insurance Policies.  The Bank shall have received copies of such
               ------------------
     insurance policies, or binders or certificates of insurance, in form and substance satisfactory to the Bank, evidencing that the Borrowers have obtained and are maintaining the minimum insurance coverages required by this Agreement.

          (g)  Other Matters.  The Borrowers shall have provided the Bank with
               -------------
     such reports, information, financial statements, and other documents as the Bank has reasonably requested to evidence the Borrowers' compliance with the terms and conditions of this Agreement and the Loan Documents.

          (h)  Legal Matters.  All legal matters incident to the Loan Documents
               -------------
     and the Credit Facilities shall be satisfactory to the Bank and its counsel.

     4.3  Conditions to Advances Under Revolving Credit Facility.  The
          ------------------------------------------------------
obligation of the Bank to make any Advance under the Revolving Credit Facility is subject to the Borrowers' satisfaction of the following additional conditions precedent:

          (a)  Disbursement Request.  The Bank shall have received a properly
               --------------------
     completed and executed Disbursement Request in accordance with the provisions of Subsection 2.3.1 hereof.

          (b)  Borrowing Base.  The making of such Advance shall not cause the
               --------------
     total outstanding principal balance of the Revolving Note, plus the total face amount of all outstanding Letters of Credit, to exceed the Revolving Commitment.

          (c)  Acquisition Information.  With respect to any Advance to be used
               -----------------------
     to finance a corporate Acquisition by the Borrowers (or any one or more of them), (i) the Bank shall have been notified in writing of the proposed Acquisition, (ii) except as waived in writing by the Bank in connection with the Acquisition of a corporation which is incorporated or organized under the laws of a jurisdiction other than the United States, the corporation to be acquired shall have agreed to become a party to this Agreement and to become liable for the Indebtedness, and (iii) the corporation to be acquired shall have executed and delivered a Security Agreement and such other

     Loan Documents as the Bank deems necessary to grant in favor of the Bank a valid and perfected first priority security interest in and to its properties and assets to be included in the Collateral.

          (d) Representations and Warranties.  The representations and
              ------------------------------
     warranties set forth herein and in the other Loan Documents shall be true and accurate (except to the extent any representations or warranties as to the financial condition of the Borrowers relate solely to an earlier specified date).

          (e) No Defaults.  There shall not have occurred and be continuing any
              -----------
     Default or Event of Default.

          (f) No Violation.  The making of such Advance shall not cause the Bank
              ------------
     to be in violation of any statute or regulation or any order or decree of any Governmental Authority.

5.   REPRESENTATIONS AND WARRANTIES.  In addition to the other representations
     ------------------------------
and warranties made herein, the Borrowers represent and warrant to the Bank that the following statements are and will be true and correct at all times until the Indebtedness is paid and satisfied in full:

     5.1  Existence.  Each of the Borrowers is a corporation, duly organized,
          ---------
validly existing and in good standing under the laws of the state, province or jurisdiction of its incorporation and is duly qualified to conduct business and in good standing under the laws of all other states, provinces or jurisdictions in which it does business. Each of the Borrowers is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business as currently conducted and as contemplated to be conducted, or, if not, such noncompliance does not create or give rise to a Material Adverse Effect.

     5.2  Validity and Binding Nature.  The Loan Documents to which each of the
          ---------------------------
Borrowers is a party constitute (or upon execution and delivery will constitute) its valid and legally binding obligations, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity).

     5.3  Conflicting Agreements and Restrictions. None of the Borrowers is a
          ---------------------------------------
party to any contract or agreement or subject to any other restriction which has or is likely to have a Material Adverse Effect. Neither the execution and delivery by any of the Borrowers of the Loan Documents to which it is a party, nor fulfillment or compliance with the terms and provisions thereof, will (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of any agreement, instrument, undertaking, judgment, decree, order, writ, injunction, statute, law, rule or regulation to which it is subject or by which its Properties are bound which has or is likely to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien on any

Property now or hereafter owned by it pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement, except for Permitted Liens, or (iii) require any authorization, consent, license, approval or authorization of or other action by, or notice or declaration to, or registration with, any Governmental Authority the failure of which would or would be likely to have a Material Adverse Effect, or, to the extent that any such consent or other action may be required, it has been validly procured or duly taken.

     5.4  Actions and Proceedings.  There is no action or proceeding against or
          -----------------------
investigation of any of the Borrowers, pending or threatened, which questions the validity of any of the Loan Documents or which is likely to have a Material Adverse Effect.

     5.5  Financial Condition.  The audited consolidated financial statements of
          -------------------
the Borrowers for the fiscal year ended May 31, 1999, and the unaudited consolidated financial statements of the Borrowers dated as of August 31, 1999 (subject to year-end adjustments), copies of which have been furnished to the Bank, are correct and complete and fairly present the consolidated financial position of the Borrowers as of the dates thereof. Such financial statements were prepared in conformity with GAAP, and there has occurred no material adverse change in the financial condition of any of the Borrowers from the effective dates of such financial statements to the date hereof. None of the Borrowers has any contingent obligations, unusual or long-term commitments, unrealized or anticipated losses from any unfavorable commitment, or liabilities for taxes not reflected in such financial statements or in the notes thereto which are in the aggregate substantial in relation to its financial position.

     5.6  Ownership of Properties; Liens.  Except as disclosed on the attached
          ------------------------------
Schedule 5.6, each of the Borrowers has good and marketable title to, or valid
------------
leasehold interests in, all of its Properties owned or used in connection with the operation of its business, including, without limitation, the Collateral, and none of such Properties is subject to any Lien of any kind other than Permitted Liens on Properties not included in the Collateral.

     5.7  Permits.  Each of the Borrowers has all Permits and has made all
          -------
governmental and regulatory filings, registrations and notifications (i) which are presently necessary for it to carry on its business as now being conducted or as contemplated to be conducted, (ii) which are presently necessary for it to own and operate its Properties as now owned and operated, or (iii) which if not obtained would have a Material Adverse Effect. All such Permits are or will be valid and subsisting, and none of the Borrowers is or will be in material violation of any such Permit.

     5.8  No Defaults.  None of the Borrowers is in default of or in breach
          -----------
under any material contract, agreement or instrument to which it is a party or by which it or any of its Properties may be bound.

     5.9  ERISA.  None of the Borrowers has incurred any "accumulated funding
          -----
deficiency," as such term is defined in Section 302(a)(2) of ERISA, with respect to any employee pension or other benefit plan or trust maintained by or related to it, and none of the Borrowers has incurred any material liability to PBGC or otherwise under ERISA in connection with any such plan. No reportable event described in Sections 4042(a) or 4043(b) of ERISA has occurred.

     5.10 No Violation of Applicable Law.  Each of the Borrowers is in
          ------------------------------
compliance in all material respects with all statutes, rules and regulations relating to its business and operations in all states and jurisdictions where it is currently doing business, including, without limitation, those relating to occupational health and safety standards, equal employment practices, labor relations and civil rights.

     5.11 Environmental Laws.  Each of the Borrowers is using its best efforts
          ------------------
to comply in all material respects with all Environmental Laws in all jurisdictions in which it is presently doing business. Except as disclosed on
Schedule 5.11, attached hereto, the Borrowers are not aware of (i) any violation of any Environmental Law which has or is likely to have a Material Adverse Effect, (ii) any release or discharge of Hazardous Substances on any of their Properties (now owned or hereafter acquired) or (iii) any evidence of the presence of Hazardous Substances or similar contamination which requires clean-up or remediation under any Environmental Law.

     5.12 Taxes.  To the fullest extent required to avoid a Material Adverse
          -----
Effect, each of the Borrowers has filed all federal, state and provincial tax returns and all local, county and foreign tax returns required by law to be filed, and has paid all taxes, assessments and similar charges shown to be due and payable on said returns, to the extent that such taxes and assessments have become due, except those being diligently contested by appropriate legal proceedings, in good faith, and against which adequate reserves have been established in conformity with GAAP. At the date of this Agreement, no extensions of time are in effect for assessments of deficiencies for federal income taxes of any of the Borrowers.

     5.13 Compliance with FRB Regulations.  No part of any Advance will be used,
          -------------------------------
and no part of any loan repaid or to be repaid with the proceeds of any Advance was or will be used, directly or indirectly, for the purpose of either (a) purchasing or carrying any margin security or margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System ("FRB"), or
(b) to purchase ineligible securities, as defined by applicable FRB regulations, underwritten by the Bank or any Affiliate of the Bank during the underwriting period and for 30 days thereafter. The Properties of the Borrowers do not include any margin securities or margin stock, and none of the Borrowers has any present intention of acquiring any margin securities or margin stock.

     5.14 Investment Company Act; Public Utility Holding Company Act.  None of
          ----------------------------------------------------------
the Borrowers is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company", a "subsidiary company" thereof or an "affiliate" of a "holding company" or of such a "subsidiary company", each within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.15 Common Enterprise.  The Borrowers are engaged in the business of
          -----------------
providing specialized on-site maintenance and construction services for petrochemical processing and petroleum refining and storage facilities. Such operations require financing on an integrated basis. Each of the Borrowers will derive benefits from the Advances, both in its individual capacity and as a member of the integrated group, since the successful operation and condition of each is dependent on the continued successful performance of the integrated group as a whole. Each of the Borrowers is solvent and after giving effect to each Advance will be solvent.

     5.16 Survival of Representations.  All representations and warranties made
          ---------------------------
herein or in any other Loan Documents shall survive the delivery of the Revolving Note and the making of any Advances, and any investigation at any time made by or on behalf of the Bank shall not diminish its right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrowers under or pursuant to this Agreement or any other Loan Documents or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties made hereunder.

     5.17 Year 2000.  The Borrowers represent and warrant as follows to the Bank
          ---------
that: (i) as of the date of any request for an Advance under the Revolving Credit Facility, (ii) as of the date of any renewal, extension or modification of the Revolving Credit Facility or the Term Loan Facility, and (iii) at all times the Bank's commitment to make Advances under the Revolving Credit Facility is outstanding:

          (a) All Systems are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no Material Adverse Effect on the Borrowers' collective business operations.

          (b) The Borrowers have: (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be materially adversely affected by the failure of the Borrowers to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable in all material respects.

          (c) The Borrowers have made or will make on or before the Closing Date, reasonable inquiry of each of its key suppliers, vendors, and customers, and has obtained reasonable confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, the Borrowers reasonably believe that all such persons will be or become so compliant, or that their failure to do so will not result in a Material Adverse Effect. For purposes hereof, "key suppliers, vendors, and customers" refer to those suppliers, vendors and customers of the Borrowers whose business failure would, with reasonable probability, result in a Material Adverse Effect. For purposes of this paragraph, the Bank, as a lender of funds under the terms of the this Agreement, confirms to the Borrowers that the Bank has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

          (d) Based upon the Borrowers' review and to the best of their knowledge, the fair market value of all real and personal property, if any, pledged to the Bank as Collateral to secure the Indebtedness is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

6.   AFFIRMATIVE COVENANTS.  Until the Indebtedness has been paid in full and
     ---------------------
all of the Bank's obligations hereunder have been terminated, the Borrowers agree to perform or cause to be performed the following, unless the Bank shall otherwise consent in writing:

     6.1  Financial Statements and Other Reports.
          --------------------------------------

          (a)  Annual Financial Statements and Reports.  Within one hundred
               ---------------------------------------
     twenty (120) days after the end of each fiscal year, the Borrowers will furnish to the Bank a copy of the Borrowers' audited balance sheet as of the end of such year and audited statements of income, retained earnings, stockholders' equity and cash flows for such fiscal year, each prepared in conformity with GAAP on a consolidated basis and setting forth in each case, in comparative form, corresponding figures from the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Bank. Such financial statements shall be duly certified by independent certified public accountants of recognized standing selected by the Borrowers and acceptable to the Bank.

          (b)  Quarterly Financial Reports and Reports. Within forty-five (45)
              ---------------------------------------
     days after the end of the first three fiscal quarters and ninety (90) days after the end of the fourth fiscal quarter, the Borrowers will furnish to the Bank a copy of the Borrowers' unaudited interim consolidated and consolidating financial statements, prepared in conformity with GAAP (except for normal accounting adjustments) and presented in a manner consistent with the audited financial statements required under Subsection 6.1(a) hereof and certified (subject to normal year-end adjustments) as to fairness of presentation, compliance with GAAP and consistency by the chief executive officer or chief financial officer of Matrix.

          (c)  Other Reports.  The Borrowers will furnish to the Bank (i) as
               -------------
     soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year, copies of the Annual Report of each of the Borrowers filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions, on Form 10-K (including any financial statements incorporated by reference therein) for such fiscal year, (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter), copies of the Quarterly Report of each of the Borrowers filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions, on Form 10-Q for such fiscal quarter, and (iii) promptly upon their becoming available, copies of all other regular and periodic reports including, without limitation, all periodic reports filed on Form 8-K, proxy statements and other materials filed by the Borrowers with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

     6.2  Certificates and Reports.  Within forty-five (45) days after the end
          ------------------------
of each quarter, the Borrowers will furnish to the Bank:

          (a)  Borrowing Base Certificate.  A completed Borrowing Base
               --------------------------
     Certificate, prepared as of the end of such quarter and certified by the chief executive officer or chief financial officer of Matrix.

          (b)  Accounts Aging Report.  A completed Accounts Aging Report,
               ---------------------
     prepared as of the end of such quarter and certified by the chief executive officer or chief financial officer of Matrix, setting forth (i) all Accounts of the Borrowers as of the end of such quarter, showing as to each account debtor (A) the total amount owing, (B) the current amount owing, and (C) the amounts past due (including the aging, from the initial invoice date, thereof), and (ii) upon request from time to time by the Bank, all accounts payable of the Borrowers as of the end of such quarter, showing as to each account payable the name of the vendor or supplier, number of days outstanding, and current balance.

          (c)  Financial Covenant Compliance Certificate.  A completed Financial
               -----------------------------------------
     Covenant Compliance Certificate, prepared as of the end of such quarter and certified by the chief executive officer or chief financial officer of Matrix, containing, in addition to the calculation of financial covenants, a computation of the Applicable LIBOR Rate Margin and the Applicable Prime Rate Margin as of the Margin Adjustment Date.

          (d)  Monthly Reporting.  Notwithstanding the foregoing, if at any time
               -----------------
     during the term of this Agreement the aggregate principal (or face) amount of all Advances and Letters of Credit at such time outstanding under the Revolving Credit Facility exceed sixty percent (60%) of the then available Commitment, then the foregoing Borrowing Base Certificates and Accounts Aging Reports set forth in paragraphs (a) and (b) of this Section 6.2 shall be prepared on a monthly basis and furnished to the Bank within forty-five
     (45) days after the end of each calendar month.

     6.3  Other Reports and Notifications.
          -------------------------------

          (a)  Other Financial Information.  Within ten (10) days after each
               ---------------------------
     request, the Borrowers will furnish the Bank with such other information concerning their respective businesses, operations and financial condition as may be reasonably requested from time to time by the Bank.

          (b)  Litigation.  The Borrowers will promptly notify the Bank, but in
               ----------
     any event within seven (7) days, after they know of any pending or threatened suit, action, investigation or administrative proceeding (exclusive of suits, actions or proceedings covered by workers compensation insurance) against or affecting any of the Borrowers or any of their Properties, including, without limitation, the Collateral, where the amount sued for (notwithstanding any insurance coverage therefor) is $500,000.00 or more.

          (c)  Notification of Liens.  The Borrowers will promptly notify the
               ---------------------
     Bank, but in any event within seven (7) days, after they know of the existence or asserted existence of any Lien on the Collateral or on any of its other assets and properties, excluding only Permitted Liens.

          (d)  Environmental Notices.  The Borrowers will promptly notify the
               ---------------------
     Bank of (i) any claimed violation of any Environmental Law which has or is likely to have a Material Adverse Effect, (ii) any release or discharge of Hazardous Substances on any Properties of the Borrower or its Subsidiaries which is likely to require clean-up expenditures or remediation of more than $500,000, or (iii) any evidence of the presence of Hazardous Substances or similar contamination which is likely to require clean-up or remediation expenditures of more than $500,000 under applicable Environmental Laws.

          (e)  Events With Respect to ERISA.  The Borrowers will promptly notify
               ----------------------------
     the Bank, but in any event within seven (7) days, after they know that any reportable event described in Sections 4042(a) or 4043(b) of ERISA has occurred with respect to any employee pension or other benefit plan or trust maintained by or related to the Borrowers or that PBGC has instituted or intends to institute proceedings under ERISA to terminate any such plan. Such notice shall contain (i) a certificate of the chief executive officer or chief financial officer of Matrix setting forth details as to such event and the action which the Borrowers propose to take with respect thereto, and (ii) a copy of any notice delivered by PBGC evidencing its intent to institute such proceedings. The Borrowers will also furnish to the Bank (or cause each plan administrator to furnish to the Bank) the annual report for each plan covered by ERISA maintained by or related to the Borrowers as filed with the U.S. Secretary of Labor not later than ten (10) days after the receipt of a request from the Bank in writing for such report.

          (f)  Other Notifications.  The Borrowers will promptly notify the
               -------------------
     Bank, but in any event within seven (7) days, after they know that any of the following has occurred: (i) a Default or an Event of Default; (ii) any change in the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Borrowers which might have a Material Adverse Effect; (iii) any material change in the accounting practices and procedures of the Borrowers, including a change in fiscal year; (iv) any change in the principal place of business of any of the Borrowers; or (v) any merger, consolidation or corporate reorganization permitted under Subsection 7.3 hereof.

     6.4  Books and Records.  Each of the Borrowers will maintain adequate and
          -----------------
accurate books and records of account in conformity with GAAP. The Bank will have the right to examine and copy such books and records at its expense, and to discuss the affairs, operations, finances and accounts with the Borrowers' authorized officers, during business hours and upon reasonable notice.

     6.5  Field Audits.  The Borrowers will (i) permit and assist the Bank,
          ------------
through its authorized representatives, to conduct periodic field audits of the Borrowers and to review their operations, books and records, accounts receivable methods and controls, and other matters relating to the value and maintenance of the Collateral and the Borrowers' financial reporting, and (ii) afford any authorized representative of the Bank with access to any Property owned by them, during business hours and upon reasonable notice.

     6.6  Taxes; Other Liens.  Each of the Borrowers will pay when due all
          ------------------
taxes, assessments, governmental charges or levies owing or payable by it, and will pay when due all claims for labor, materials, supplies, rent and other obligations which, if unpaid, might result in a Material Adverse Effect or might become a Lien against the Collateral, except to the extent any of the foregoing are being diligently contested in good faith by appropriate legal proceedings and against which there are established adequate reserves in conformity with GAAP.

     6.7  Existence.  Except as permitted in Section 7.3, each of the Borrowers
          ---------
will maintain its corporate existence and will be duly qualified or licensed to conduct business and in good standing under the laws of each state, province or jurisdiction in which it does business.

     6.8  Licenses and Permits.  Each of the Borrowers will maintain all Permits
          --------------------
(i) which are necessary for it to carry on its business as now being conducted or as contemplated to be conducted, (ii) which are necessary for it to own and operate its Properties, or (iii) which, if not obtained, would have a Material Adverse Effect; provided, however, the Bank acknowledges that in the near future SLT, WCI and MIC will no longer carry on their respective businesses as now being conducted and as such may no longer be required to maintain their respective Permits.

     6.9  Maintenance of Properties.  Each of the Borrowers will maintain its
          -------------------------
Properties in good and workable condition, repair, and appearance, normal wear and tear excepted; provided, however, the Bank acknowledges that in the near future SLT, WCI and MIC will no longer carry on their respective businesses as now being conducted and as such may no longer own any Properties that would require maintenance.

     6.10 Compliance with Laws.  Each of the Borrowers will comply, to the
          --------------------
fullest extent required to prevent a Material Adverse Effect, with all statutes, laws, rules or regulations to which it is subject or by which its Properties are bound or affected, including, without limitation, (i) Environmental Laws (ii) those pertaining to occupational health and safety standards, (iii) those pertaining to equal employment practices, labor relations and civil rights, and (iv) those pertaining to its business or operations, except to the extent that any of the foregoing are being diligently contested in good faith by appropriate legal proceedings and against which there are established adequate reserves in conformity with GAAP.

     6.11 Further Assurances.  Each of the Borrowers will upon request cure or
          ------------------
cause to be cured any defects or omissions in the execution and delivery of, or the compliance with, the Loan Documents or the conditions described in Section 4 hereof.

     6.12 Reimbursement of Expenses.  The Borrowers will pay or reimburse the
          -------------------------
Bank, either at the Closing or within ten (10) days after the Bank presents a statement therefor, for (i) all reasonable and customary out-of-pocket expenses incurred by the Bank in connection with the negotiation and preparation of this Agreement and the Loan Documents and the consummation of the transactions herein contemplated, including, without limitation, travel expenses, filing fees, recording costs, examinations of and certifications as to public records, and attorneys' fees (not to exceed $7,500.00) and expenses, (ii) all reasonable out-of-pocket expenses of the Bank incurred in the performance of each periodic field audit conducted pursuant to Subsection 6.5 hereof, (iii) all reasonable and customary out-of-pocket expenses incurred by the Bank in connection with the administration of this Agreement and the Loan Documents, including, without limitation, attorneys' fees and expenses incurred in connection with (A) any amendment, modification, interpretation, termination, waiver or consent with respect to this Agreement or the other Loan Documents, or (B) any action taken by the Bank to protect or defend the Collateral, and (iv) upon the occurrence of any Event of Default, all amounts reasonably expended, advanced or incurred by the Bank (A) after notice to the Borrowers, to satisfy any obligation of the Borrowers under the Loan Documents, or (B) to collect upon the Revolving Note or any other obligations included in the Indebtedness, or (C) to enforce the rights of the Bank under the Loan Documents or to collect, foreclose, or otherwise realize upon the Collateral, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Bank in connection with any such matters. All of the foregoing charges and expenses shall be considered Indebtedness for purposes of this Agreement and if not paid when due shall thereafter bear interest at the Prime Rate, plus two percent (2%), until paid.

     6.13 Access.  Upon reasonable request and at any reasonable time, each of
          ------
the Borrowers will permit any officer, employee or authorized representative of the Bank to enter upon its premises and inspect the Collateral or any of its other Properties, and to project test the Borrowers' Systems to determine if they are Year 2000 Compliant in an integrated environment.

     6.14 Insurance.  The Borrowers will at all times maintain in full force and
          ---------
effect, with insurance companies satisfactory to the Bank, insurance policies in amounts and against risks consistent with insurance coverage customarily or typically maintained by similar businesses which are similarly situated. Without limiting the foregoing, such insurance coverage: (i) will provide the Borrowers with comprehensive general liability insurance against loss or damage from hazards and risks to the person, rights and property of others in amounts not less than $10,000,000.00 per occurrence,
(ii) will name the Bank as an additional named insured or loss-payee, as may be appropriate, and (iii) will provide that no adverse alteration or cancellation thereof shall be effective as against the Bank until thirty (30) days after written notice of such alteration or cancellation is given to the Bank. If requested, the Borrowers will furnish the Bank with copies of all insurance policies in effect and evidence of premium payment thereon. The Borrowers will not commit or suffer to be committed any act whereby any insurance required hereunder will or may be suspended, impaired or defeated, nor suffer or permit its Properties to be used in a manner not permitted under any applicable insurance policy then in effect. The Borrowers shall notify the Bank at least fifteen (15) days prior to making any change in the insurance company or companies providing the insurance coverage required hereunder.

     6.15 Environmental Compliance.  Each of the Borrowers will operate and
          ------------------------
maintain its Properties and conduct its business and operations in compliance with all applicable Environmental Laws to the fullest extent required to avoid a Material Adverse Effect. Each of the Borrowers agrees to protect, indemnify and hold harmless the Bank and its directors, officers, employees, and agents from and against all loss, damage, cost, expense or liability (including attorney's fees and costs) directly or indirectly arising out of or attributable to any breach by any of the Borrowers of any Environmental Laws. The obligation of the Borrowers to indemnify the Bank under this Subsection 6.15 shall survive the repayment of the Indebtedness, the release of the Loan Documents or the release of any Lien.

     6.16 Year 2000 Compliance.  The Borrowers agree to:
          --------------------

          (a) Furnish such additional information, statements and other reports with respect to the Borrowers activities, course of action and progress towards becoming Year 2000 Compliant as the Bank may request from time to time.

          (b) In the event of any change in circumstances that causes or will likely cause any of the Borrowers' representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then the Borrowers shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide the Bank with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrowers' representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. The Borrowers shall, within ten (10) days of a request, also provide the Bank with any additional information the Bank requests of the Borrowers in connection with the Notice and/or a Change in Circumstances.

7.   NEGATIVE COVENANTS.  Until the Indebtedness has been paid in full and all
     ------------------
of the Bank's obligations hereunder have been terminated, the Borrowers will not perform or permit to be performed any of the following acts, unless the Bank shall otherwise consent in writing:

     7.1  Creation or Existence of Liens.  None of the Borrowers will create,
          ------------------------------
assume or suffer to exist any Lien on any of the Collateral or, except for Permitted Liens, any of its other Properties.

     7.2  Sale of Assets.  Except as to the sale of assets relating to SLT, WCI
          --------------
or MIC, none of the Borrowers will sell, transfer, convey or otherwise dispose of, whether pursuant to a single transaction or a series of transactions: (i) the Collateral, or any portion thereof; or (ii) more than five percent (5%) in value of its other Properties. Notwithstanding the foregoing: (i) the Borrowers may sell their Inventory and collect their Accounts in the ordinary course of business; and (ii) the Borrowers may sell Properties not included in the Collateral if (A) such Properties are no longer used or useful in their respective businesses, (B) any such sale, transfer or other disposition is for a price not less than the fair market value of any such Properties and is made pursuant to commercially reasonable terms and conditions, and (C) such sales, transfers and dispositions do not create a Default or Event of Default under any other provision of this Agreement.

     7.3  Mergers and Consolidations.  Except as to mergers or consolidations of
          --------------------------
SLT, WCI or MIC, none of the Borrowers will acquire, merge or consolidate with any Person (or enter into any merger or consolidation agreement or plan), or permit any such Acquisition, merger or consolidation with it, where the total value of the consideration required to accomplish such Acquisitions, mergers or consolidations (calculated in the aggregate for all Acquisitions, mergers or consolidation occurring during the term of this Agreement) exceeds $5,000,000; provided, however, that this Subsection 7.3 shall not prohibit one or more of
--------  -------
the Borrowers from merging or consolidating with each other or otherwise effecting an internal corporate reorganization so long as the surviving or resulting corporation(s) continues the respective businesses and operations of the Borrowers and remains liable for the Indebtedness and compliance with the provisions of this Agreement.

     7.4  Changes in Nature of Business.  Except as permitted under Subsection
          -----------------------------
7.3 hereof, and except as to changes in the nature of business conducted by SLT, WCI or MIC, none of the Borrowers will discontinue its business or enter into any business or line of business which is not related to any business or line of business currently conducted by the Borrowers.

     7.5  Dividends and Distributions.  The Borrowers may: (i) declare, make or
          ---------------------------
pay any dividends on shares of any class of its capital stock, or set apart any sum of money or any assets for the payment of dividends, or make any other distribution, by reduction of capital or otherwise, in respect of any class of its capital stock; (ii) purchase, redeem, retire, or otherwise acquire, either directly or indirectly, any shares of any class of its capital stock, or set apart any sum of money or any of its assets therefor, or (iii) make any other type of payment or distribution of cash, property or assets to or among any of its shareholders (in their capacities as shareholders), provided that (A) no Default or Event of Default
                             --------
has occurred and is continuing as of the date any such purchase or redemption is to be made, and (B) the making of such purchase or redemption would not create or give rise to a Default or Event of Default under any other provision of this Agreement (including, without limitation, the financial covenants set forth in Subsection 7.6 hereof).

     7.6  Financial Covenants.
          -------------------

          7.6.1 Consolidated Current Ratio.  The Borrowers will maintain a
                --------------------------
     Consolidated Current Ratio, calculated as of each Calculation Date, of not less than 1.50 to 1:00.

          7.6.2 Consolidated Debt to Tangible Net Worth Ratio.  The Borrowers
                ---------------------------------------------
     will maintain a Consolidated Debt to Tangible Net Worth Ratio, calculated as of each Calculation Date, of not more than 1.50 to 1.00.

          7.6.3 Consolidated Funded Debt to EBITDA Ratio.  The Borrowers will
                ----------------------------------------
     maintain a Consolidated Funded Debt to EBITDA Ratio, calculated on an annualized basis for fiscal year 2000 (based on the period November 30, 1999 through May 31, 2000), and thereafter calculated as of each Calculation Date on a rolling four (4) quarter basis, of not more than 2.5 to 1.0.

          7.6.4 Consolidated Debt Service Coverage Ratio.  The Borrowers will
                ----------------------------------------
     maintain a Consolidated Debt Service Coverage Ratio, calculated on an annualized basis for fiscal year 2000 (based on the period November 30, 1999 through May 31, 2000) and thereafter calculated as of each Calculation Date for the four preceding fiscal quarters, of not less than 1.20 to 1.00.

8.   EVENTS OF DEFAULT.  The occurrence of any of the following events or
     -----------------
existence of any of the following circumstances, unless waived in writing by the Bank, shall constitute an "Event of Default":

     8.1  Nonpayment of Revolving Note.  If the Borrowers shall fail to pay any
          ----------------------------
principal of or interest on the Revolving Note as and when such payment shall become due and payable (whether at the stated maturity, upon a mandatory prepayment, or otherwise); or

     8.2  Nonpayment of Letter of Credit.  If the Borrowers shall fail to
          ------------------------------
provide funds to the Bank sufficient to pay any draft presented on a Letter of Credit within three (3) days after such draft has been paid, unless an Advance shall have been made under the Revolving Credit Facility upon the request of the Borrowers in accordance with the terms of this Agreement; or

     8.3  Other Nonpayment.  If the Borrowers shall fail to pay any other amount
          ----------------
due and payable to the Bank or any Affiliate of the Bank, under the terms of the Loan Documents or otherwise, within five (5) days after the date such payment shall become due and payable; or

     8.4  Representations and Warranties.  If any representation, statement,
          ------------------------------
certificate, schedule or report made or furnished to the Bank by or on behalf of any of the Borrowers shall prove to have been false or erroneous in any material respect as of the date on which such warranty or representation was made, or if any warranty shall cease to be complied with in any material respect; or

     8.5  Breach of Covenants.  If any of the Borrowers shall fail to perform or
          -------------------
observe any of the covenants or agreements contained in Section 6 of this Agreement (other than Subsections 6.3, 6.4, 6.5, 6.7, 6.11, 6.12, 6.13 and 6.15)
and continuance thereof for thirty (30) days after written notice thereof from the Bank, or (ii) if the Borrowers shall fail to perform or observe any of the covenants or agreements contained in Subsections 6.3, 6.4, 6.5, 6.7, 6.11, 6.12,
6.13 or 6.15 or in Section 7 of this Agreement; or

     8.6  Other Breach of Covenants.  If any of the Borrowers shall fail to
          -------------------------
perform or observe any covenants or agreements contained in any other Loan Documents and continuance thereof beyond the expiration of any applicable grace period expressly stated therein; or

     8.7  Insolvency.  If any of the Borrowers shall (i) apply for or consent to
          ----------
the appointment of a custodian, receiver, trustee or liquidator for itself or any of its Properties, (ii) admit in writing the inability to pay, or generally fail to pay, its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution or liquidation, or if corporate action is taken for the purpose of effecting any of the foregoing, (v) suffer any such appointment or commencement of a proceeding as described in clause (i) or (iv) of this Subsection 8.7, which appointment or proceeding is not terminated or discharged within sixty (60) days, or (vi) become insolvent; or

     8.8  Settlements/Judgments/Penalties.  Except as to the matters set forth
          -------------------------------
on Schedule 8.8 hereof, if any of the Borrowers shall enter into any binding
   ------------
settlement or settlements or have entered against them by any court a final judgment, judgments or penalties (including any settlement, judgment or penalty against any such Borrower arising out of or relating to any violation of any Environmental Law or release or discharge of any Hazardous Substance) for amounts not covered by insurance for an aggregate amount in excess of $1,000,000; or

     8.9  Default on Other Funded Debt.  If any of the Borrowers shall fail to
          ----------------------------
pay any principal or interest on any Funded Debt owing to any Person other than the Bank or an Affiliate of the Bank as and when the same shall become due and payable and such default shall continue beyond the expiration of any applicable grace period expressly provided, or if any default or event of default shall occur under the terms of any agreement or other document which would entitle the holder or holders thereof to accelerate the maturity thereof; or

     8.10 Breach of Other Agreements.  If any of the Borrowers shall be in
          --------------------------
breach of or default under any material agreement with any Person and such breach or default shall remain unremedied for a period of ten (10) days; or

     8.11 ERISA Non-Compliance.  If any employee pension or other benefit plan
          --------------------
or trust maintained by or related to the Borrowers shall incur any "accumulated funding deficiency," as such term is defined in Section 302(a)(2) of ERISA (whether or not waived by the Internal Revenue Service), or a reportable event, as such term is defined in Section 4043(b) of ERISA, shall occur with respect to any such plan or trust as a result of which the Borrowers could be obligated to make payments to PBGC aggregating in excess of five percent (5%) of their Tangible Net Worth, or in connection with the termination of any such plan or trust the Borrowers shall incur a liability to PBGC under Section 4062, 4063 or 4064 of ERISA; or

     8.12 Change in Nature of Business.  If any of the Borrowers shall
          ----------------------------
discontinue its business or make any material change in the nature of or manner in which it conducts its business, except as permitted under Subsection 7.3 hereof; or

     8.13 Permits.  If any of the Borrowers shall fail to maintain, or if any
          -------
action, suit, proceeding or investigation shall be commenced seeking to cancel, terminate or alter, any Permit (i) which is necessary for it to carry on its business as now being conducted or as contemplated to be conducted, (ii) which is necessary for it to own and operate its Properties, or (iii) which if not obtained would have a Material Adverse Effect; or

     8.14 Unenforceability of Loan Documents.  If any Loan Document or any
          ----------------------------------
provision thereof shall for any reason cease to be a valid, binding and enforceable obligation of any of the Borrowers, or if any of the Borrowers shall so state in writing, or if the Security Agreements shall cease to create a perfected, first priority security interest in the Collateral, or if any of the Borrowers shall so state in writing; or

     8.15 Material Adverse Change.  If in the opinion of the Bank there shall
          -----------------------
occur any change in the condition (financial or otherwise) of the Borrowers which is likely to have a Material Adverse Effect and such change shall not be remedied or corrected within thirty (30) days after the Bank gives written notice thereof to the Borrowers.

9.   REMEDIES
     --------

     9.1  Acceleration of Indebtedness. If any Event of Default specified in
          ----------------------------
Subsection 8.7 hereof shall occur, the obligations of the Bank hereunder (including the Revolving Commitment) shall automatically be terminated and the Revolving Note and all other Indebtedness (including contingent Reimbursement Obligations under outstanding Letters of Credit) shall become immediately due and payable, all without notice or demand. If any other Event of Default shall occur, the Bank may, at its option, without notice or demand, terminate its obligations hereunder (including the Revolving Commitment) and declare the Revolving Note and all other Indebtedness (including contingent Reimbursement Obligations under outstanding Letters of Credit) to be immediately due and payable, whereupon the same shall become forthwith due and payable.

     9.2  Remedies.  Upon the occurrence and during the continuation of any
          --------
Event of Default, the Bank shall be entitled to exercise all remedies available to it under the Loan Documents or otherwise under applicable law.

     9.3  Cumulative Remedies.  No failure on the part of the Bank to exercise,
          -------------------
and no delay in exercising, any right or remedy under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right thereunder preclude any other or further right or exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

     9.4  Waiver of Default.  The Bank may, by an instrument in writing, waive
          -----------------
any Default or Event of Default and any of the consequences of such Default or Event of Default, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequence of such subsequent or other Default or Event of Default.

     9.5  Deposits; Setoff.  Regardless of the adequacy of any collateral
          ----------------
security held by the Bank, any deposits or other sums credited by or due from the Bank to any of the Borrowers shall at all times constitute collateral security for the Indebtedness, and may be set off against the Indebtedness and any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Bank.
The rights granted by this Subsection 9.5 shall be in addition to the rights of the Bank under any statutory banker's lien or the common law right of set off. This Subsection 9.5 shall not apply to any monies of which the Borrowers are not the beneficial owners, regardless of the name in which the money is deposited, nor shall this Subsection 9.5 apply to any monies which the Borrowers are contractually obligated to spend in whole or in part for the account of others, provided that the Borrowers shall have established special accounts or given the
--------
Bank written notice that particular funds are beneficially owned by others, are dedicated for particular expenditures, or are subject to the Borrowers' contractual obligation to spend for others. If the Borrowers fail to establish such special accounts and fail to give such notice, the Bank may assume that funds on deposit to the account of any of the Borrowers belong solely to the named depositor and are subject to this Subsection 9.5.

     9.6  Application of Payments.  During the continuation of any Event of
          -----------------------
Default, all payments received by the Bank in respect of the Indebtedness, whether from the Borrowers, recoveries upon any portion of the Collateral or otherwise, may be applied by the Bank to any liabilities, obligations or indebtedness included in the Indebtedness selected by the Bank in its sole and exclusive discretion.

     9.7  Springing Lien.  If any Event of Default shall occur and remain
          --------------
unremedied within the applicable cure period, the Bank in its sole discretion may require the Borrowers or any of them to pledge, mortgage or otherwise grant the Bank a valid and enforceable first position Lien against all Property or so much thereof as the Bank in its sole discretion shall determine necessary, and by execution of this Credit Agreement, the Borrowers agree to cooperate fully and promptly with the Bank and its counsel in the execution and delivery of all documents necessary to convey and perfect such Liens. Upon a waiver of a Default or Event of Default by the Bank in accordance with Subsection 9.4 hereof, the Bank shall correspondingly waive its election to cause a springing lien to arise hereunder as a result of such waiver of Default, but in no event shall such waiver extend to any subsequent or other Default or Event of Default or impair any consequence of such subsequent or other Default or Event of Default.

10.  GENERAL PROVISIONS.  It is further agreed as follows:
     ------------------

     10.1 Participating Lender.  The Borrowers understand that although the
          --------------------
Revolving Note and the other Loan Documents name the Bank as the holder thereof, the Bank may from time to time sell one or more participation interests in the Loans to one or more other financial institutions. The Borrowers agree that, subject to the terms of the agreements of participation, each participating lender will be entitled to rely on the terms of this Agreement and the other Loan Documents as fully as if such participating lender had been named as the holder of the applicable Note and the other Loan Documents.

     10.2 Participant Consent to Amendment.  Notwithstanding the sale of any
          --------------------------------
participation interest in the Loans as disclosed in Subsection 10.1 hereof, the Bank anticipates the retention of not less than sixty-six and two-thirds percent (66-2/3%) ownership interest in the Loans. Any subsequent amendment to any provision of Sections 1, 2.3, 2.4, 2.5, 2.7, 2.10, 2.13, 3.3, 4, 5, 6, 7, 8, 9
or 10 of this Credit Agreement shall be accomplished by such participating financial institution or institutions as hold not less than sixty-six and two-thirds percent (66-2/3%).

     10.3 Hold Harmless.  Except for a successful claim against the Bank by the
          -------------
Borrowers, the Borrowers will indemnify and hold the Bank and each participant in the Revolving Note harmless from all liability, loss, damages or expense, including reasonable attorney's fees, that the Bank or any such participant may incur in good faith as a result of entering into the Loan Documents or establishing the Credit Facilities, or in compliance with or in the enforcement of the terms of the Loan Documents.

     10.4 Notices.  All notices, requests and demands required or authorized
          -------
hereunder (other than Disbursement Requests) shall be served in person, delivered by certified mail, return receipt requested, or transmitted by telefacsimile, addressed as follows:

          Any Borrower:  -    c/o Matrix Service Company
                              10701 East Ute Street
                              Tulsa, Oklahoma  74116-1517
                              Attn: Michael J. Hall, Vice President of Finance and Chief Financial Officer
                              Fax: (918) 838-8810

          The Bank:      -    Bank One, Oklahoma, N.A.
                              15 E. Fifth Street
                              Tulsa, Oklahoma  74103

                              Attn: David G. Page, First Vice President
                              Fax: (918) 586-5474

     or at such other address as any party hereto shall designate for such purpose in a written notice to the other party hereto. Each of the Borrowers (other than Matrix) expressly agrees that any notice given hereunder to Matrix shall also constitute effective notice to each of them. Notices served in person shall be effective and deemed given when delivered, notices sent by certified mail shall be effective and deemed given three (3) Business Days after being deposited in the U.S. mail, postage prepaid, and notices transmitted by telefacsimile will be deemed given when sent, as indicated by the sender's written confirmation of transmission.

     10.5 Construction; Applicable Law.  This Agreement and all other Loan
          ----------------------------
Documents have been delivered to and accepted by the Bank in the State of Oklahoma, are to be performed in the State of Oklahoma and shall be deemed contracts made under the laws of the State of Oklahoma, and all rights and Indebtedness hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Oklahoma. Nothing in this Agreement shall be construed to constitute the Bank as a joint venturer with the Borrowers or to constitute a partnership. The descriptive headings of the Sections and Subsections of this Agreement are for convenience only and shall not be used in the construction of the content of this Agreement.

     10.6 Binding Effect.  This Agreement and the other Loan Documents shall be
          --------------
binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided that without the prior, written
                                   --------
consent of the Bank, the Borrowers will not assign or transfer any of their interest, rights or obligations arising out of or relating to the Loan Documents.

     10.7 Exhibits and Schedules.  Exhibits and Schedules attached to this
          ----------------------
Agreement and the Existing Credit Agreement, as applicable, are incorporated herein for all purposes and shall be considered a part of this Agreement.

     10.8 Entire Agreement; Conflicting Provisions.  This Agreement constitutes
          ----------------------------------------
the entire agreement of the parties hereto with respect to the Credit Facilities, and all matters arising out of or related thereto. In the event of any direct conflict between or among the provisions of this Agreement and the provisions of any other Loan Documents, the provisions of this Agreement shall control.

     10.9 Waivers.  No act, delay, omission or course of dealing between or
          -------
among the parties hereto will constitute a waiver of their respective rights or remedies under this Agreement or the other Loan Documents. No waiver, change, modification or discharge of any of the rights and duties of the parties hereto will be effective unless contained in a written instrument signed by the party sought to be bound.

     10.10  Arbitration.  The Bank and the Borrowers agree that upon the written
            -----------
demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from the Credit Agreement, as amended hereby, the Revolving Note, or any of the other Loan Documents or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation and enforcement of this arbitration provision.

     10.11  WAIVER OF JURY.  THE BORROWERS AND THE BANK (BY ITS ACCEPTANCE
            --------------
HEREOF) FULLY, VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN ANY DISPUTE, ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE AND/OR THE SECURITY INSTRUMENTS. THE BORROWERS AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING AND COMMITMENT DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

     10.12  Jurisdiction and Venue.  All actions or proceedings with respect to
            ----------------------
this Agreement or any of the other Loan Documents, to which neither party demands Arbitration in accordance with Subsection 10.10 hereof, may be instituted in any state or federal court sitting in Tulsa, Oklahoma, as the Bank may elect, and by execution and delivery of this Agreement, the Borrowers irrevocably and unconditionally (i) submit to the non-exclusive jurisdiction (both subject matter and person) of each such court, and (ii) waive (A) any objection that the Borrowers may now or hereafter have to the laying of venue in any of such courts, and (B) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     10.13  Counterpart Execution.  This Agreement may be executed in any number
            ---------------------
of counterparts, all of which taken together shall constitute one and the same instrument. This Agreement shall be binding only when a counterpart hereof has been executed by an authorized officer or representative of the Bank at its principal office in Tulsa, Oklahoma.

     IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Agreement to be duly executed in multiple counterparts, each of which shall be considered an original, effective the date and year first above written.

                            MATRIX SERVICE COMPANY,
                            a Delaware corporation


By:________________________________________________
Name:  Michael J. Hall
                         Title: Vice President



                         MATRIX SERVICE, INC.,
                         an Oklahoma corporation


By:________________________________________________
Name:  Michael J. Hall
                         Title:  Vice President

                         MIDWEST INDUSTRIAL CONTRACTORS, INC.,
                         a Delaware corporation


By:________________________________________________
Name:  Michael J. Hall
                         Title:  Vice President


                         MATRIX SERVICE MID-CONTINENT, INC.,
                         an Oklahoma corporation


By:________________________________________________
Name:  Michael J. Hall
                         Title:  Vice President


                         SAN LUIS TANK PIPING CONSTRUCTION CO., INC., a Delaware corporation


By:________________________________________________
Name:  Michael J. Hall
                         Title:  Vice President



                         WEST COAST INDUSTRIAL COATINGS, INC.,
                         a California corporation


By:________________________________________________
Name:  Michael J. Hall
                         Title:  Vice President

                         MATRIX SERVICE, INC. (CANADA),
                         an Ontario corporation


By:________________________________________________
Name:  Michael J. Hall
                         Title:  Vice President


                         BANK ONE, OKLAHOMA, N.A.


By:________________________________________________
Name: David G. Page
                         Title: First Vice President

                                   EXHIBITS
                                   --------

Exhibit "A"                         -        Form of Revolving Note

Exhibit "B"                         -        Form of Disbursement Request

Exhibit "C"                         -        Form of Borrowing Base Certificate

Exhibit "D"                         -        Form of Financial Covenant
                                             Compliance Certificate

Exhibit "E"                         -        Form of Accounts Aging Report

                                   SCHEDULES
                                   ---------

Schedule 1.2                        -        Schedule of Permitted Liens

Schedule 5.11                       -        Schedule of Environmental
                                             Disclosures

Schedule 5.6                        -        Schedule of Untitled Properties

Schedule 8.8                        -        Schedule of Pending Litigation